UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007
Diamond Management & Technology Consultants, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22125 (Commission File Number)	36-4069408 (IRS Employer Identification Number)
John Hancock Center
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611
(Address of principal executive offices)
312-255-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition
The registrant issued a press release on March 13, 2007 announcing selected preliminary financial results for the quarterly period ending March 31, 2007, and also issued revised net revenue guidance for the first quarter of fiscal year 2008 and for the full fiscal year 2008. A copy of the press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Item 8.01.     Other Events
The registrant issued a press release on March 13, 2007, announcing that its Board of Directors has authorized a stock repurchase for an additional number of shares having an aggregate fair market value of up to $50 million. As of March 13, 2007, the registrant had $19.8 million remaining under its previous stock repurchase authorization, bringing the total amount of shares available for repurchase to $69.8 million. A copy of the press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits:
Exhibit 99 — Press release dated March 13, 2007 furnished pursuant to Item 2.02 and Item 8.01.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Management & Technology Consultants, Inc.
By:	/s/ Karl E. Bupp
Karl E. Bupp
Chief Financial Officer

March 13, 2007